Exhibit 99.1

Burgess Manning GmbH

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

September 30, 2011

Independent Auditor’s Report

We have audited the annual financial statements — comprising balance sheet, profit and loss account and notes—together with the bookkeeping system of Burgess-Manning GmbH, Düsseldorf, Germany for the business year from October 1, 2010 to September 30, 2011. The maintenance of the books and records and the preparation of the annual financial statements in accordance with German commercial law are the responsibility of the company’s management. Our responsibility is to express an opinion on the annual financial statements, together with the bookkeeping system, based on our audit.

We conducted our audit of the annual financial statements in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit such that misstatements, whether due to error or fraud, materially affecting the presentation of the net assets, financial position and results of operations in the annual financial statements in accordance with German principles of proper accounting are detected with reasonable assurance. Knowledge of the business activities and the economic and legal environment of the company and expectations as to possible misstatements are taken into account in the determination of audit procedures. The effectiveness of the accounting-related internal control system and the evidence supporting the disclosures in the books and records, the annual financial statements are examined primarily on a test basis within the framework of the audit. The audit includes an assessment of the accounting principles used and significant estimates made by management, as well as an evaluation of the overall presentation of the annual financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on the findings of our audit, the annual financial statements of Burgess-Manning GmbH, Düsseldorf, Germany for the business year from October 1, 2010 to September 30, 2011 comply with legal requirements and give a true and fair view of the net assets, financial position and results of operations of the company in accordance with German principles of proper accounting.

We issue this restated opinion based on our dutiful audit concluded on January 9, 2012 and our supplementary audit which solely relates to the voluntary inclusion of a cash flow statement as section V paragraph 3 of the notes to the financial statements of Burgess-Manning GmbH, Duesseldorf, Germany. We refer to the explanatory statement of Burgess-Manning GmbH, Duesseldorf, Germany as introduction to the restated notes. The supplementary audit did not give rise to any objections.

Duesseldorf/Germany

January 9, 2012

January 30, 2012

Grant Thornton GmbH

Wirtschaftsprüfungsgesellschaft

Alexandra Duda Certified Public Accountant	Hermann-Josef Schulze Osthoff Wirtschaftsprüfer

Burgess-Manning GmbH

Balance Sheet for the financial reporting period from October 01, 2010 to September 30, 2011

	September 30,	September 30,	September 30,
	September 30, 2011 Euro		September 30, 2010 Euro
			(unaudited)
ASSETS
A. Fixed Assets
I. Intangible Assets
Acquired licences, industrial property rights and licences on those rights		3.070,00	3.070,00

II. Tangible fixed assets
Other assets and office equipment		47.694,00	64.994,51

III. Other long-term financial assets
Investments		800,00	800,00

		51.564,00	68.864,51

B. Current assets
I. Inventories
1. Raw materials, consumables and supplies	48.070,88		84.042,00
2. Construction contracts in progress	2.288.163,04		3.731.432,01

		2.336.233,92	3.815.474,01

II. Receivables and other assets
1. Trade receivables	1.354.578,71		691.538,84
2. Other assets	371.502,78		301.497,16

		1.726.081,49	993.036,00

III. Cash on hand and at banks		1.379.577,44	2.330.718,31

		5.441.892,85	7.139.228,32

C. Prepaid expenses		47.661,29	46.662,95

		5.541.118,14	7.254.755,78

EQUITY AND LIABILITIES

A. Equity
I. Subscribed capital	223.945,84		223.945,84

II. Retained earnings	1.163.343,04		1.232.042,74

III. Net income	976.360,29		158.300,30

		2.363.649,17	1.614.288,88

B. Provisions
1. Tax provisions	160.325,81		0,00
2. Other provisions	406.107,12		197.283,79

		566.432,93	197.283,79

C. Liabilities
1. Payments received on account of orders	1.752.454,04		3.228.864,13
2. Trade liabilities	642.441,96		2.081.347,57
3. Other liabilities	216.140,04		132.971,41

		2.611.036,04	5.443.183,11

		5.541.118,14	7.254.755,78

Burgess-Manning GmbH

Profit and loss account for the financial reporting period from October 01, 2010 to September 30, 2011

	September 30,	September 30,	September 30,
	October 01, 2010		October 01, 2009
	to September 30, 2011		to September 30, 2010
	Euro		Euro
			(unaudited)

1. Sales		11.581.597,10	5.037.338,05

2. Change in unfinshed goods		-1.443.268,97	3.481.432,01

2. Other operating income		139.212,88	141.317,51
- thereof from currency translation EUR 1.519,42

3. Cost of materials
a) Cost of raw materials and supplies	6.695.972,60		6.780.533,29
b) Expenses for received services	166.670,92		300,28

		6.862.643,52	6.780.833,57
4. Staff costs
a) Wages and salaries	1.152.952,69		841.299,75
b) Statutory welfare contributions, expenses for pensions and optional support	114.254,31		210.332,96
- thereof expenses for optional support EUR 9.882,48 (PY EUR 0,0)

		1.267.207,00	1.051.632,71
5. Amortization of intangible and depreciation of tangible fixed assets		22.665,17	23.337,52

6. Other operating expenses		714.405,84	500.884,30
- thereof from currency translation EUR 462,18

7. Income from investments		36,00	32,00
- thereof from affiliated companies EUR 0,00 (PY EUR 0)

8. Income from securities held and noncurrent loans made		0,00	3.123,79

9. Other interest and similar income		8.372,46	12.812,09

10. Interest and similar expenses		46.272,54	38.264,73

11. Income from operations		1.372.755,40	281.102,62

12. Income taxes		394.712,11	121.571,32

13. Other taxes		1.683,00	1.231,00

14. Net profit		976.360,29	158.300,30

Notes for the annual financial statements

for the period from October 1, 2010 to September 30, 2011

Burgess-Manning GmbH, Düsseldorf

The financial statements of the company for the period from October 1, 2010 to September 30, 2011 dated January 9, 2012 have been adjusted. The adjustment solely comprises the voluntary inclusion of a cash flow statement into the notes.

I. Accounting principles and general information

The annual financial statements of Burgess-Manning GmbH (“company” or “Burgess”) for the period from October 1, 2010 to September 30, 2011 have been prepared in Euros in accordance with the accounting principles of the Handelsgesetzbuch [German Commercial Code] and the supplementary provisions laid down in the GmbHG [Limited Liability Company’s Act].

The profit and loss account is presented by the total cost method [Gesamtkostenverfahren].

The company is classified as a small company in accordance with section 267 HGB and makes use of certain easements according to the German Commercial Code [HGB] in regard to disclosures.

II. Transition to the regulations of the Accounting Law Modernization Act

In the annual financial statements as per September 30, 2011 the company applies for the first time the accounting and valuation principles changed due to the Accounting Law Modernization Act [Bilanzrechtsmodernisierungsgesetz—BilMoG]. The figures of the previous years were not adjusted to the changed regulations.

The first-time application of BilMoG did not lead to any adjustments.

III. Accounting and valuation principles, currency conversion

Intangible fixed assets acquired for consideration are measured at cost less scheduled straight-line amortization.

Tangible assets are recognised at acquisition costs less scheduled straight-line depreciation. The useful life for other installations and office equipment is between 3 and 10 years.

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For low value items purchased before December 31, 2009 the company applies the German tax law regulations section 6 (2) and (2a) EStG [German Income Tax Act] valid until then. Accordingly, low value items with acquisitions costs of up to EUR 150 during the year of acquisition are completely depreciated in which the disposal is assumed for the year of acquisition. Low value items with acquisition costs of more than EUR 150 and up to EUR 1,000 are added to a compound item each year which is depreciated over five years and a disposal after five years presumed in which the disposal is assumed after five years.

For low value items purchased after 31 December 2009 the company applies the German tax law regulations section 6 (2) EStG [German Income Tax Act] valid since then. Accordingly, low value items with acquisition costs up to EUR 410 are completely depreciated during the year of acquisition in which the disposal is assumed for the year of acquisition. The changed valuation method with regard to low value items did not have a material influence on the net assets, financial position and results of operation.

Investments are recognised at cost. Impairments are recognised only if the lower fair value is expected to be sustainable.

Inventory is measured at acquisition or production cost including indirect cost or at the lower market price. Aged items are written-down.

Regarding trade debtors and other assets that are recognized at their nominal value, all identifiable risks are considered by allowances for bad debts.

Capitalized discounts and payments and other expenses that are expenses after the balance sheet date are disclosed as prepaid expenses. They are dissolved over their individual term.

Tax and other provisions consider all identifiable risks and uncertain obligations as per the balance sheet date. They are recognised with the amount which is necessary according to reasonable commercial assessment and cover the repayment values.

Liabilities are stated at their repayment values.

Receivables and liabilities in foreign currency are initially valued with the exchange rate at the day of origin. Losses on exchange rate changes at to the balance sheet date are always considered, unrealized profits from exchange rate changes are only recognized for maturities of less than one year.

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IV. Disclosures regarding the balance sheet and the profit and loss account

(1) Receivables and other assets

Receivables have a maturity of less than one year. At balance sheet date there are receivables due by the shareholder amounting to EUR 129 k (PY EUR 152 k).

Other assets have—with the exception of an income tax credit amounting to EUR 20 k (PY EUR 23 k)—a maturity of less than one year.

(2) Tax provisions

Tax provisions concern trade tax and corporate tax.

(3) Other provisions

Other provisions mainly consist of obligations to employees and warranty accruals.

(4) Liabilities

All liabilities have a maturity of less than one year.

(5) Other operating expenses

Other operating expenses mainly include licence fees, legal and consulting costs, car expenses, insurance fees and leasing expenses.

V. Other disclosures

(1) Bank guarantees

Apart from the liabilities recognized at the balance sheet, the company is party to guarantee agreements with several banks. The total value of all guarantees drawn as at balance sheet date amounts to EUR 5.718 k (PY EUR 3.678 k).

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For these guarantees, the company provides the following collateral:

•	Assignment of all trade receivables

•	Pledge of credit balance of cash account at Volksbank Düsseldorf Neuss eG at the full amount (as at September 30, 2011: EUR 161 k)

•	Pledge of the time deposit account at HypoVereinsbank (as at September 30, 2011: EUR 0)

•	Pledge of the current account and deposit at HypoVereinsbank (as at September 30, 2011: EUR 1.051 k).

The risk of an availment of these collateral for liabilities is regarded to be improbable in the upcoming years due to the expected positive development of the company’s business.

(2) Managing directors

During the reporting year managing directors were:

•	Mr. Rainer Diekmann, Managing director Marketing/Finance/Administration, Duesseldorf, Germany (until November 4, 2011)

•	Mr. Karim Ayoob, Managing director application Engineering/Sales, Mettmann, Germany

On November 4, 2011 approved as managing director:

•	Mr. Barry Nesbit, Managing director Marketing/Finance/Administration, Colchester, Essex/UK

(3) Cash flow statement

The following exhibit presents the cash in- and outflows of the company for FY 2011:

	September 30,	September 30,
		2011
		EUR k
	Net profit	976
+/-	Depreciation/Amortization	23
+/-	In-/Decrease in provisions	369
+/-	De-/Incrase in inventories, receivables, other assets and deferred expenses not part of investing or financing activities	750
+/-	In-/Decrease in liabilities	-2.832

=	Cash flows from operating activities	-714
+	Proceeds from sale of property, plant and equipment	0
-	Purchase of property, plant and equipment	-10

=	Cash flow from investing activities	-10
-	Dividend payments	-227

=	Financing activities	-227
		0

	Change in cash and cash equivalents	-951

+	Cash and cash equivalents at beginning of period	2.331

=	Cash and cash equivalents at end of period	1.380

Cash and cash equivalents comprise the balance sheet item cash on hand and cash at banks.

Düsseldorf, January 30, 2012

Burgess-Manning GmbH

Managing directors

Barry Nesbit	Karim Ayoob

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